Exhibit 10.3.4

AMENDING AGREEMENT No. 4 TO RENTAL AGREEMENT No. BO-AR-0011-04

Among the undersigned, namely: JUAN ALBERTO PULIDO ARANGO, of legal age, identified with identification document No. 70.876.189, domiciled in Bogotá, acting in his capacity as Legal Representative for SOCIEDAD CONCESIONARIA OPERADORA AEROPORTUARIA INTERNACIONAL S.A. – OPAIN S.A., a corporation incorporated by means of Public Deed No. 2335 of September 1, 2006, issued by the 25th Notary Public of the Bogota Circuit, with TIN. 900.105.860-4 and Trade Registration No. 01633083, who hereinafter and for all the purposes hereof will be called OPAIN S.A. and/or the LANDLORD; and ELISA MURGAS DE MORENO, of legal age, identified with identification document No. 41.614.534, domiciled in Bogotá, acting in her capacity as Legal Representative for AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, as evidenced in the certificate of existence and legal representation issued by the Barranquilla Chamber of Commerce attached hereto, a business corporation incorporated by means of Public Deed No. 2374 of December 5, 1919, issued by the 2nd Notary Public of the Barranquilla Circuit, with TIN. 890.100.577-6 and Trade Register No. 6135, which hereinafter and for all the purposes hereof will be called AVIANCA S.A. and/or the LESSEE and, together with OPAIN S.A. and/or the LANDLORD, the PARTIES; have agreed to enter into this AMENDING AGREEMENT No. 4 to RENTAL AGREEMENT No. BO-AR-0011-04, which will be ruled by the provisions of the Commercial Code and any other legal provisions applicable thereon, and specially, by the clauses detailed below, based on the following

CLAUSES

FIRST: The SECOND clause of the Rental Agreement is amended, to exclude an area of 11,950 square meters from the Maintenance Area currently rented, indicated in the blue area in Annex No. 1 – Drawing of Area to be returned, which is an integral part hereof, from the date of execution of this document, whereupon the return and delivery of this area by the LESSEE to the LANDLORD is deemed made, which will be as follows:

“SECOND. AREA: Effective as of March 1, 2013, the total rented area of the property and defined as a business unit, will have an approximate area of eighty-three thousand five hundred eighteen point zero five square meters (83,518.05 m² approx.) indicated in Annex No. 2 – Drawing of the Area to be Retained of Amending Agreement No. 4. Notwithstanding the indication of the area, the property is delivered as specified.

FIRST PARAGRAPH: The LESSEE will continue with the operation, management and exploitation of the other areas subject matter of the rental agreement, as a business unit, including the operation of its related companies, subsidiaries, affiliates, parent companies, holding companies or those under common control with the LESSEE,1 as established in the Agreement as according to the area delimited in the Drawing of Annex No. 2 – Drawing of the Area to be Retained of Amending Agreement No. 4.”

SECOND: As a consequence of the exclusion of the area indicated in the above clause and that gave rise to the amendment of clause SECOND of the Agreement, the PARTIES agree that the fee established in this clause will be reduced in proportion to the area returned, which is equivalent to four thousand four hundred seventy-three pesos per square meter ($4,473 M2) plus VAT. Due to the foregoing, clause SEVENTH of the Rental Agreement is amended as follows:

[1]	The companies of the LESSEE that are subsidiaries and affiliates are, in particular: TAMPA CARGO S.A. and AEROLINEAS GALAPAGOS S.A. AEROGAL S.A. and as related companies and those under common control with the LESSEE are: GRUPO TACA, which to date include: Taca International Airlines S.A., Avianca S.A., Nicaraguense de Aviacion S.A., Taca de Honduras S.A. de C.V., Lineas Aereas Costarricenses S.A., Trans American Airlines S.A. (d.b.a. TACA PERU), Transportes Aereos Inter S.A., Isleña de Inversiones S.A. de C.V., Aerotaxis la Costeña S.A., Servicios Aereos Navionales S.A., Aerolinea Pacifico Atlantico S.A., Taca Costa Rica S.A. and any other entity that may be incorporated in the future. However, each airline acts individually and will not assume any responsibility or obligation derived from this document collectively or as joint guarantors or obligors.

“SEVENTH.-VALUE OF THE AGREEMENT AND PAYMENT METHOD. The LESSEE shall pay to the LANDLORD from March 1, 2013 the sum of SEVEN HUNDRED SIXTY-ONE MILLION FIVE HUNDRED FORTY-NINE THOUSAND FORTY-EIGHT PESOS (761,549,048.00), plus VAT, as monthly rent fee for the use and benefit of the assets subject matter of this agreement that make up a business unit. The LESSEE must pay the aforementioned sum on an early basis, no later than within five (5) days of the filing of the appropriate invoice by the LANDLORD at the offices indicated by the LESSEE for this purpose.

FIRST PARAGRAPH: Annual Increase: The monthly rent fee agreed upon will be increased in annual periods, starting from October 1, 2013, in proportion to the Consumer Price Index (CPI) certified by the DANE (National Administrative Department of Statistics for its acronym in Spanish) for the immediately preceding calendar year plus one percentage point (IPC+1%).

SECOND PARAGRAPH: Payment of Duties and Fees by the LESSEE to the LANDLORD. The LESSEE shall pay the LANDLORD all the Duties and Fees established by AEROCIVIL in any applicable Resolutions. The value paid on such account is not part of the value of the rental agreement.”

THIRD: This Amending Agreement No. 4 to the Rental Agreement is formalized with the memorandum of understanding between the PARTIES, evidenced with the signing of the same.

FOURTH: The LESSEE undertakes to deliver to the LANDLORD within five (5) days following the signing of this Amending Agreement No. 4, the amendment to the Sole Performance Guarantee contained in Clause TEN of the Rental Agreement, adjusted as to the insured value and validity thereof under the following conditions:

•	Insured Value: Equivalent to 35% of the annual value of this Amending Agreement No. 3.

•	Validity: The guarantee shall be in force until the end of the term of the Agreement or its extensions, if applicable.

FIFTH: OPAIN S.A. declares that the area replaced under this Amending Agreement determined in Annex No. 1 will be intended for parking spaces and/or to fulfill the functions determined by Concession Agreement No. 6000169OK/2006 or any other function determined by the Special Administrative Unit of Civil Aeronautics or the entity performing its functions.

Moreover, while the purpose of the platforms is not changed by the Civil Aviation Authority and AVIANCA S.A. continues exploiting the TPA as the lessee, OPAIN S.A. is required to give preferential treatment to AVIANCA S.A. as to the use of four (4) of the six (6) parking spaces (see Annex No. 3 – Parking spaces in platform) that will be opened in the platform once the construction of the same is completed. This preferential treatment will not involve in any way the exclusive use of said parking spaces, irrespective of the use given to the same, and provided that such special treatment does not affect the proper operation of the airport.

This preference will be maintained while AVIANCA S.A. remains as the lessee of the TPA.

SIXTH: The other considerations and clauses of the Rental Agreement and Amending Agreements 1, 2 and 3 that were not expressly amended hereunder, will continue in force and unchanged, according to the time, form and place how these were drafted and agreed upon by the PARTIES; and it is signed under the understanding of not revoking the effects of other documents produced by the PARTIES for the performance of Rental Agreement BO-AR-0011-04.

This Amending Agreement No.4 to the Rental Agreement is signed in 2 counterparts of the same value and date, in the city of Bogota D.C., on the first (1) day of March of two thousand thirteen (2013).

BY OPAIN S.A.

/s/ JUAN ALBERTO PULIDO ARANGO
JUAN ALBERTO PULIDO ARANGO
Legal Representative OPAIN S.A.

BY THE LESSEE

/s/ ELISA MURGAS DE MORENO
ELISA MURGAS DE MORENO

Legal Representative AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

AMENDING AGREEMENT No. 4 TO LEASING AGREEMENT No. BO-AR-0011-04

ANNEX No. 1

-DRAWING OF AREA TO BE RETURNED-

Conventions:

•	The excluded area of 11,950 m² in this amendment to rental agreement No. BO-AR-0011-04 is delimited within the blue area in the drawing.

•	The yellow area corresponds to the area currently used by Opain S.A. or the performance of the Modernization and Expansion Works provided for in the Concession Agreement under its responsibility.

•	The red area corresponds to a portion of the area included in rental agreement No. BO-AR-0011-04.

AMENDING AGREEMENT No. 4 TO LEASING AGREEMENT No. BO-AR-0011-04

ANNEX No. 2

-DRAWING OF AREA TO BE RETAINED-

Total rented area: 83,518.05 m² differentiated as follows:

Maintenance Area: 60,529.62 m²

Building Area: 10,500.74 m²

Parking Area: 12,487.69 m²

AMENDING AGREEMENT No. 4 TO LEASING AGREEMENT No. BO-AR-0011-04

ANNEX No. 2

-PARKING SPACES IN PLATFORM ASSOCIATE WITH EAST DOMESTIC CARGO TERMINAL-

Note:

The preferential treatment given to AVIANCA hereunder, refers to the use of four (4) of the six (6) parking spaces on the east end of the above drawing, highlighted in a red circle. The preferential use of these four (4) spaces does not involve increased AVIANCA parking spaces, but corresponds to a redistribution of those currently used.